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EXHIBIT 99.3


LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)
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                                                                    Quarters Ended                                    Twelve Months
                                          -------------------------------------------------------------------     ------------------
                                             2/29/00        11/30/99       8/31/99       5/31/99      2/28/99            1999
                                          ------------ -------------- ------------- ------------- ------------    ------------------
Income Statement
Net Revenues                                   $2,202         $1,411        $1,356        $1,455       $1,118             $5,340
Non-Interest Expenses:
  Compensation and Benefits                     1,145            715           688           738          567              2,707
  Nonpersonnel Expenses                           263            258           251           251          242              1,002
Net Income                                        541            301           290           330          211              1,132
Net Income Applicable to
   Common Stock                                   482            292           279           268          198              1,037
Earnings per Common Share
   Basic                                        $3.92          $2.41         $2.30         $2.19        $1.62              $8.53
   Diluted                                      $3.69          $2.28         $2.20         $2.09        $1.57              $8.15

Financial Ratios (%)
Return on Common Equity
     (annualized) (a)                            36.8           21.6          22.1          26.3         17.2               21.8
Return on Common Equity
   (annualized) (b)                              33.3           21.6          22.1          22.1         17.2               20.8

Pretax Operating Margin                          36.1           31.1          30.8          32.0         27.6               30.5
Compensation & Benefits/
   Net Revenues                                  52.0           50.7          50.7          50.7         50.7               50.7
Effective Tax Rate                               30.1           28.0          27.0          27.0         31.0               28.0

Balance Sheet
Total Assets                                 $214,000       $192,244      $202,149      $191,543     $179,305
Total Assets Excluding Matched Book (c)       137,000        130,022       136,106       128,822      121,881
Common Stockholders' Equity                     5,986          5,595         5,192         4,935        4,731
Total Stockholders' Equity + Trust
  Preferred Securities                          7,296          6,993         6,660         6,453        5,964
Total Capital (d)                              39,610         37,684        36,517        34,915       32,682
Book Value per Common Share (e)                 48.79          45.50         42.91         40.58        38.72

Other Data (#s)
Employees                                       9,026          8,893         8,729         8,511        8,695
Common Stock Outstanding                  120,150,218    119,912,810   120,070,089   119,700,830  118,977,746
Average Shares
   Basic                                  123,027,441    120,761,065   121,317,358   122,144,018  121,942,892        121,477,059
   Diluted (f) (g)                        131,205,984    128,994,372   129,063,197   130,364,705  125,776,277        129,282,672

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(a) Return on common equity  calculated  using net income  before  adjusting for special  preferred  dividends.
(b) Return on common equity calculated using net income after adjusting for special preferred dividends.
(c) Matched book is defined as the lower of securities purchased under agreements to resell or securities sold under agreements to repurchase.
(d) Total capital includes long-term debt, Trust Preferred Securities and stockholders' equity.
(e) This calculation includes restricted stock units granted under the Lehman Stock Award Programs included in stockholders' equity.
(f) For the quarters ended November 30, August 31 and May 31, 1999, the assumed conversion of Series A and B Convertible Preferred Stock into 2,118,396, 2,607,680 and 2,912,505 common shares had the effect of decreasing diluted earnings per share by $0.01. For the year ended November 30, 1999 the assumed conversion of Series A and B Convertible Preferred Stock into 2,779,737 common shares had the effect of decreasing diluted earnings per share by $0.04.
(g) For the quarter ended February 29, 2000, the assumed conversion of Series A and B convertible Preferred Stock into 1,221,740 common shares had the effect of decreasing diluted earnings per share by $0.02.